                               TEAM SYSTEMS, INC.

                      HARDWARE SALE AND PURCHASE AGREEMENT

This Agreement made as of September 1, 1999 by and between TCAM Systems, Inc., ("Seller"), with its principal office at 7 Hanover Square, New York, NY 10004 and Intrex.Com, Inc. ("Purchaser"), with its principal office at 181 Genesee Street, 6th Floor, Utica, NY 13501.

1.   DEFINITIONS

     For purposes of this Agreement, the following definitions shall apply:

1.1 "Computer Hardware" shall mean the computer hardware (including Hardware Software, as defined below) and devices listed on Schedule A, attached hereto and made a part hereof.

1.2 "Hardware Software" shall mean such software that is included with the hardware and delivered by the manufacturer as part of such hardware.

1.3 "Installation Services" shall mean the installation, set-up, test and related services for the Computer Hardware.

1.4 "User Documentation" shall mean the documentation normally made available by the manufacturer(s) of Computer Hardware relating to the use of the Computer Hardware.

2.   TITLE

2.1 Seller hereby sells to the Purchaser the Computer Hardware identified in Schedule A hereof Upon payment to Seller of the purchase price set forth in Schedule A, title to the Computer Hardware shall vest in the Purchaser.

2.2 Title in and to the User Documentation and Hardware Software shall remain solely in the Seller (or the manufacturer of the Computer Hardware, as the case may be), and, subject to the payment of the purchase price set forth in Schedule A, Purchaser shall only obtain a personal, nonexclusive license to use the User Documentation and Hardware Software in connection with Purchaser's operation and use of the Computer Hardware. Purchaser shall not copy or disclose outside of the Purchaser the User Documentation or Hardware Software without the Seller's prior written consent.

3.   SHIPMENT AND PACKAGING

3.1 The mode of shipment of the Computer Hardware shall be selected by Seller and the cost of such shipment shall be added to the purchase price set forth in Schedule A.




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3.2  The Computer Hardware shall be packaged in accordance with Seller's then current packaging specifications for Computer Hardware for the mode of shipment that the Seller selects, and the cost of such packaging shall be included in the purchase price of Schedule A.

3.3 The Computer Hardware shall be delivered f.o.b. Seller's shipping point (manufacturing facility or staging area), and the Purchaser assumes all risk of loss therefor thereafter.

4.   PURCHASE PRICE, TAXES AND TERMS

4.1 The purchase price for the Computer Hardware shall be as set forth in Schedule A and shall be paid in United States Dollars. The purchase price, together with all applicable shipping charges, other special charges and taxes, including any and all penalties, shall be payable in full to the Seller within thirty (30) days of the date of invoice issued by Seller. In addition to any other rights Seller may have, Purchaser agrees to pay a late payment fee of 1.5 percent (1.5%) per month (or part thereof, calculated on the basis of the actual number of days during such month) from the due date until payment has been made in full.

4.2 The Purchaser shall pay all taxes based on or in any way measured by this Agreement, the Computer Hardware or any services related thereto, including any personal property taxes but excluding taxes based on Seller's net income. If the Purchaser elects to challenge the applicability of any such taxes, the Purchaser shall pay such taxes to the Seller and the Purchaser may thereafter challenge such taxes and seek refund thereof.

5.   INSTALLATION SERVICES

     Seller shall perform the Installation Services in accordance with the Consulting Services Agreement entered into between the parties on August 18, 1999, and maintain the site for the Computer Hardware in accordance with the Facility Management Agreement entered into between the parties on August 18, 1999.

6.   NEGATION OF WARRANTY

6.1 THE COMPUTER HARDWARE IS PROVIDED ON AN "AS IS" BASIS, WITHOUT ANY WARRANTY OF ANY KIND. EXCEPT AND TO THE EXTENT EXPRESSLY PROVIDED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE.

6.2 Except as provided for in the Facility Management Agreement entered into between the parties on August 18, 1999, the Purchaser shall be solely responsible for the selection, use, efficiency and suitability of the Computer Hardware.

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


7.   NEGATION OF PROPRIETARY RIGHTS INDEMNITY

     THE COMPUTER HARDWARE IS PROVIDED ON AN "AS IS" BASIS AND THE SELLER SHALL HAVE NO LIABILITY TO PURCHASER FOR THE INFRINGEMENT OF ANY PATENTS, COPYRIGHTS, TRADE SECRETS, OR OTHER PROPRIETARY RIGHTS BY THE COMPUTER HARDWARE OR ANY PORTION THEREOF.

8.   TERMINATION/CANCELLATION

8.1  This Agreement may be terminated or cancelled by the Seller if-

     (i)  Purchaser falls to pay Seller the purchase price;

     (ii) Purchaser is in default of any other provision of this Agreement and such default has not been cured within thirty (30) days of written notice thereof given by the Seller; or

    (iii) Purchaser becomes insolvent or seeks protection, voluntarily or involuntarily, under any bankruptcy laws.

8.2 In the event of any termination/cancellation of this Agreement, the Seller may:

     (i)  Declare all amounts owed Seller to be immediately due and payable;

     (ii) Enter the Purchaser's premises and repossess the Computer Hardware and all other items supplied by Seller; and

    (iii) Cease performance of all Seller's obligations hereunder without liability to Purchaser.

8.3 The foregoing rights and remedies of Seller shall be cumulative and in addition to all other rights and remedies available to the Seller in law and in equity.

9.   LIMITATION OF LIABILITY

9.1 IN NO EVENT SHALL SELLER BE LIABLE TO PURCHASER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS, EVEN IF THE SELLER HAS BEEN ADVISED OF THE POSSIBILITY THEREOF, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF. SELLER'S LIABILITY TO PURCHASER HEREUNDER, IF ANY, SHALL IN NO EVENT EXCEED $10,000 OR THE TOTAL


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

     OF THE AMOUNTS PAID TO SELLER HEREUNDER BY THE PURCHASER, WHICHEVER IS
     LESS.

9.2 IN NO EVENT SHALL SELLER BE LIABLE TO PURCHASER FOR ANY DAMAGES RESULTING FROM OR RELATED TO ANY FAILURE OR DELAY OF THE SELLER IN THE DELIVERY OR INSTALLATION OF THE COMPUTER HARDWARE OR IN THE PERFORMANCE OF INSTALLATION SERVICES OR OTHER SERVICES UNDER THIS AGREEMENT.

9.3 NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY CUSTOMER MORE THAN TWELVE (12) MONTHS FROM THE CLAIMED ACT OR OMISSION GIVING RISE TO THE ACTION BY PURCHASER AGAINST SELLER UNLESS APPLICABLE STATUE OF LIMITATIONS PROVIDES A SHORTER PERIOD, IN WHICH CASE SUCH SHORTER PERIOD SHALL APPLY.

10.  SOFTWARE

     Any and all software (except the Hardware Software) provided by Seller to Purchaser shall be subject to the terms and conditions set forth in the respective License Agreements for such software.

11.  GENERAL

11.1 This Agreement shall be deemed effective upon execution by both par-ties.

11.2 This Agreement is the exclusive agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, of either party. No modifications of this Agreement shall be valid or binding on either party unless acknowledged in writing and signed by the duly authorized officer of each party.

11.3 Any claim or dispute relating to this Agreement (including without limitation, claims involving allegations in tort) shall be governed by the laws of the State of New York. The parties hereby: (a) waive all right to trial by jury; (b) consent to the jurisdiction of the Supreme Court of the State of New York and of the United States District Court for the Southern District of New York; and (c) consent that any process or notice of motion or other application to the court or judge thereof may be served within or without the State of New York by registered or certified mail, or by personal service, provided a reasonable time for appearance is allowed.

IN WITNESS WHEREOF, the parties as of the date first set forth above, have caused this Agreement to be executed by their duly authorized representatives.

TCAM SYSTEMS, INC.                               INTREX.COM, INC.

BY:__________________________                    BY:___________________________

NAME:________________________                    NAME:_________________________

TITLE:_______________________                    TITLE:________________________

                      HARDWARE SALE AND PURCHASE AGREEMENT

                                   SCHEDULE A

                              - COMPUTER HARDWARE -


[TO BE ADDED]

                                 TWIN SUN, INC.
                              MAINTENANCE AGREEMENT

Agreement made as of the 26th day of August, 1999 by and between Twin Sun, Inc., with its principal office at 360 N. Sepulveda 131. #2055, El Segundo, CA 90245 ("Twin Sun") and Intrex.Com, Inc. ("Customer") with its principal office located at 181 Genesee Street, 6th Floor, Utica, NY 13501.

WHEREAS, Twin Sun has licensed to Customer such program products as specified in the Program Product License Agreement ("License Agreement"), executed on even date herewith and more particularly identified in Schedule A annexed thereto ("Program Products"); and

WHEREAS, Customer wishes to have Twin Sun to perform Maintenance Services (as defined below) with respect to the Program Products pursuant to the following terms and conditions.

NOW THEREFORE, in consideration for the mutual promises the parties agree as follows:

1.   DEFINITIONS

As used in this document the following terms shall have the following meanings:

1.1 "AGREEMENT" Shall mean this document, any attached exhibits or schedules and any amendments hereto which are in writing and signed by both parties.

1.2 "BUSINESS HOURS" Shall have the meaning stated in Section 3.2.

1.3 "CUSTOMER" Shall have the meaning stated in the preamble.

1.4 "ERROR" Shall mean program imperfections or failures that prevent the Program Products from operating in all material respects in accordance with the Specifications attached as Schedule C to the License Agreement.

1.5 "FUNCTIONAL ENHANCEMENT" Shall mean a new version of the Program Products, which contains additional functions compared to the functions described in Schedule C to the License Agreement.

1.6 "HARDWARE" Shall mean the hardware identified in Schedule D to the License Agreement.

1.7 "LICENSE AGREEMENT" Shall have the meaning stated in the preamble.

1.8 "MAINTENANCE SERVICES" Shall have the meaning stated Article 3.

1.9 "PROGRAM PRODUCTS" Shall have the meaning stated in the preamble.

1.10 "TECHNICAL ENHANCEMENT" Shall mean an updated version of a Program Product which contain corrections to Errors, not reported by Customer or technical enhancement to the functions described in Schedule C to the License Agreement.

1.11 "TWIN SUN" Shall have the meaning stated in the preamble.

2.   SOFTWARE COVERED

     The software covered in this Agreement is limited to the Program Products licensed by Customer and any modifications, changes, corrections, Technical Enhancements or Functional Enhancements thereto performed by Twin Sun or its agents.

3.   MAINTENANCE SERVICES

     The maintenance services to be provided hereunder (the "Maintenance Services") shall consist of the services specified in Sections 3.2-3.7, to be performed on a best effort basis.

3.2 Twin Sun will provide an agent in New York City who shall be available by telephone between the hours of 9:00 A.M. through 5:00 P.M. (Eastern Time) during business days in New York City ("Business Hours") for the purpose of receiving reports of Errors from Customer. Twin Sun will notify Customer of the name of such agent and the number where the agent can be reached. TCAM Systems, Inc., located at 7 Hanover Square, New York, will initially act as agent. TCAM Systems, Inc. can be reached at (212) 269 0200.

3.3 In response to a reported Error, which has been documented and duplicated by Customer in reasonable detail and provided to Twin Sun's agent, Twin Sun shall provide Customer with assistance and the necessary code to correct the Error within reasonable time.

3.4 Corrections to Errors will be delivered to Customer on data carriers which will be sent by courier services, accompanied by instructions for transferring the data or programs to Customer's Hardware (as defined in the License Agreement). Twin Sun may, however, at its option correct Errors by patching, provided such method will cause the necessary correction.

3.5 Twin Sun may from time to time, at its discretion, offer to Customer Technical Enhancements. If Customer accepts a Technical Enhancement, Twin Sun may license its use by Customer at such additional license fees to be determined by Twin Sun and subject to the same terms as are contained herein and the License Agreement. Notwithstanding the foregoing, a Technical Enhancement in the form of Error corrections shall be provided to Customer at no charge.

3.6 In the event that Customer does not accept a Technical Enhancement, Twin Sun will provide the services described above in relation to the then current version of such Program Product. Twin Sun may charge Customer Twin Sun's current time and material rates for the correction of Errors which would have been avoided had Customer installed the Technical Enhancement.

3.7 Twin Sun may from time to time offer to Customer Functional Enhancements. If Customer accepts a Functional Enhancement, Twin Sun will license the use of such Functional Enhancements to Customer at such additional license fees to be determined by Twin Sun and subject to the same terms as are contained herein and in the License Agreement.

3.8 Modifications to the Program Products requested by Customer beyond the scope of the Maintenance Services set out in Sections 3.2 to 3.7, including without limitation, modifications caused by changes to Customer's hardware or operating systems environment, shall be performed by Twin Sun on a reasonable efforts basis in accordance with Twin Sun's Consulting Services Agreement on a time and material billing basis applying Twin Sun's then current consulting rates.

4.   CUSTOMER SUPPORT

     Customer agrees to reasonably cooperate with Twin Sun and including without limitation to provide Twin Sun with dumps, as requested, and with sufficient support and test time on Customer's computer system to duplicate any problem and certify that said problem has been corrected.

5.   CUSTOMER RESPONSIBILITY

     Customer shall implement and maintain backup and recovery procedures. In the event Twin Sun is required to perform backup or recovery, Customer shall pay Twin Sun's then current time and material rates therefor.

6.   TELECOMMUNICATIONS

     At Twin Sun's request, Customer shall install and maintain for the duration of this Agreement, a modem and associated dial-up telephone line and/or leased line providing Twin Sun access to the Program Products. Customer shall pay for installation, maintenance and use of such equipment and associated telephone line and/or leased line use charges. Twin Sun, at its option, shall use this modem and telephone line and/or leased line in connection with Error correction. Such access by Twin Sun shall be subject to prior approval by Customer in each instance.

7.   MAINTENANCE FEES AND OTHER REQUIRED PAYMENTS

7.1 All fees shall be paid in United States dollars by wire transfer to the account specified by Twin Sun from time to time, unless otherwise agreed.

7.2 During the first full year of the term of this Agreement, Twin Sun shall provide Maintenance Services to Customer for a yearly fee equal to US$ 30,000. The annual maintenance fee for successive years during the term hereof shall be subject to mutual agreement on or before ninety (90) days prior to the end of the then current term but not to exceed by more than ten percent (10%) of the immediately preceding year's maintenance fee. Maintenance fees shall be payable in four (4) installments quarterly on the first day of each calendar quarter in advance. Twin Sun will invoice sixty
     (60) days in advance of each period.

7.3 In addition to the fees set forth in Section 7.2 above, Customer shall pay an additional annual maintenance fee equal to seven and one half percent (7.5%) of the amount of any fees charged by Twin Sun to Customer for Technical Enhancements, Functional Enhancements or modifications to the Program Products.

7.4 In the event that any failure of the Program Products to operate is due to causes other than an Error and/or due to modifications made by Customer, Customer shall pay Twin Sun Twin Sun's then current time and material charges for Twin Sun's time spent in connection with such problem.

7.5 If Customer requests Twin Sun to provide Maintenance Services outside of Business Hours, Customer shall pay Twin Sun, Twin Sun's then current time and material consulting charges per man hour.

7.6 Customer shall reimburse Twin Sun for any out-of-pocket expenses incurred, including travel to and from Customer site, lodging, meals, telephone, facsimile and shipping, as may be necessary in connection with the duties performed under this Agreement by Twin Sun. Customer shall pay Twin Sun's then current time and material billing rates for time spent by Twin Sun personnel in traveling between Twin Sun's office and Customer's office, if Customer's office is beyond a fifteen (15) mile radius of Twin Sun's office. For travel time outside of Business Hours, Customer shall pay Twin Sun's then current time and material billing rates for time spent by Twin Sun personnel in traveling between Twin Sun's office and Customer's office, irrespective of the distance.

7.7 Invoices shall be payable within thirty (30) days of the date of invoice. In addition to any other rights Twin Sun may have, Customer agrees to pay, a late payment fee on any amount overdue for payment by Customer at the rate of one and one-half percent (1.5%) per month (or part thereof calculated on the basis of the actual number of days during such month) from the due date until payment has been made in full.

7.8 Except for taxes on Twin Sun's income levied by the United States and New York State Government, the charges and fees set forth herein do not include national federal, state, county or local sales, property, investment use and/or other applicable taxes however designated and whether levied or based upon charges or fees arising under this Agreement. If any such taxes are hereafter levied or charged retroactively or otherwise, such taxes shall be the responsibility of Customer and shall be paid by Customer.

8.   INSTALLATION

     Customer shall be responsible for installing and testing any program code delivered by Twin Sun hereunder. In the event that Twin Sun installs or tests any program code delivered hereunder, Customer shall pay Twin Sun its then current time and material rates therefor.

9.   TITLE TO SOFTWARE SYSTEMS AND CONFIDENTIALITY

9.1 Any changes, corrections, modifications, Technical Enhancements or Functional Enhancements in the form of new or partial programs or documentation as may be provided under this Agreement shall remain proprietary to Twin Sun and shall be subject to Articles and/or Sections 2, 3.2, 4, 8, 9, 10 and 15.6 of the License Agreement as if such changes, corrections, Technical Enhancements and Functional Enhancements were part of the Licensed Programs (as defined in the License Agreement).

9.2 Twin Sun shall not disclose to any third party or use for Twin Sun's own purposes Customer's confidential inforination concerning Customer's business, trade secrets, methods or processes, without the prior written consent of Customer. Excluded from the foregoing confidentiality and limitation obligation is inforination which: (a) is included into the Licensed Programs; (b) at the time of disclosure is part of the public domain other than through a breach of this Agreement; (c) at the time of disclosure, is already known to Twin Sun; (d) subsequent to the time of disclosure, becomes part of the public domain through no fault of Twin Sun; or (e) is independently developed by Twin Sun without a breach of this Agreement.

10.  EXCLUSION OF LIABILITY

10.1 TWIN SUN WARRANTS THAT THE MAINTENANCE SERVICES PROVIDED HEREUNDER WILL BE PERFORMED IN A GOOD AND WORKMANLIKE MANNER. EXCEPT AS EXPRESSLY STATED HEREIN, TWIN SUN MAKES AND CUSTOMER RECEIVES NO WARRANTY, EXPRESS OR IMPLIED, AND THERE IS EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.2 TWIN SUN SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT FOR CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR INCIDENTAL DAMAGES EVEN IF TWIN SUN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.3 TWIN SUN'S TOTAL LIABILITY TO CUSTOMER HEREUNDER SHALL IN NO EVENT EXCEED THE AMOUNTS ACTUALLY PAID BY CUSTOMER TO TWIN SUN UNDER THIS AGREEMENT DURING THE IMMEDIATELY PRECEDING SIX (6) MONTH PERIOD.

11.  TERMINATION

11.1 The term of this Agreement shall be one (1) year commencing upon expiration of the warranty period specified under the License Agreement, and shall automatically continue for successive one year periods thereafter unless written notice of non-renewal is given by either party to the other at least ninety (90) days prior to the scheduled expiration of the then current term.

11.2 In addition to what is set forth in Section 11.1, either party may terminate this Agreement immediately by written notice in the event of any breach by the other party under this Agreement which is not cured within thirty (30) days after receipt of notice of such breach.

11.3 In the event the License Agreement is tenninated by either party this Agreement shall automatically terminate.

11.4 In addition to Sections 11.1, 11.2 and 11.3, Twin Sun may terminate this Agreement immediately if any modifications are made to the Program Products by an entity other than Twin Sun or if the Program Products are not being executed on the Hardware.

11.5 In the event of tennination of this Agreement, all maintenance fees or charges payable, which have accrued as of the termination date, shall become due and payable. Notwithstanding the foregoing, in the event of termination by Customer on the grounds of Twin Sun's breach of and default under this Agreement Customer shall be entitled to receive a pro-rata refund of fees paid in advance prior to the effective date of termination. Further, Twin Sun shall have the right to remove any Twin Sun provided diagnostic software loaded on Customer's Hardware.

12.  GENERAL

12.1 No modifications of this Agreement shall be valid or binding on either party unless acknowledged in writing and signed by the duly authorized officer of each party. All notices or other communications given under this Agreement shall be in writing, sent to the address set forth as principal office in the preamble or such other addresses as Twin Sun or Customer may designate in writing.

12.2 Both parties understand and agree that violation of any provision of this Agreement may cause damage to the other party in an amount which is impossible or extremely difficult to ascertain. Accordingly, without limitation to any other remedy available at law, the injured party shall be entitled to seek injunctive relief restraining the other party from continuing to violate the terms and provisions of this Agreement.

12.3 Neither party shall be liable to the other for any delay or failure to perform its obligations under this Agreement (other than Customer's obligation to remit payment hereunder) if such delay or failure arises from any cause beyond the reasonable control of such party, including but not limited to labor disputes, strikes, other labor or industrial disturbances, acts of God, floods, lightning, shortages of materials, utility or communication failures, earthquakes, casualty, war, riots, actions, restrictions, regulations or orders of any government, agency or subdivision thereof.

12.4 The parties acknowledge that each has read all the terms of this Agreement and is authorized to enter into it. Further, both parties agree to be bound by the tenns and that it represents the complete and exclusive statement of the agreement between the parties which supersedes all prior communications and agreements between the parties relating to the subject matter of this Agreement.

12.5 If any provision of this Agreement shall be deemed invalid and/or inoperative, under any applicable statute or rule of law, it is to that extent to be deemed modified so as to provide the most similar enforceable economic effect and shall have no effect as to any other provision contained in this Agreement.

12.6 Both parties shall designate a responsible individual with adequate authority to serve as interface with the other party hereto. The individual designated by Customer shall be responsible for providing or coordinating the provision of such information about Customer and its practice, external and internal procedures and such other information as Twin Sun may reasonably require from time to time in order to fulfill its obligations under this Agreement.

12.7 Any forbearance or delay on the part of either party in enforcing any provision of this Agreement or any of its rights hereunder shall not be construed as a waiver of such provision or of a right to enforce it.

12.8 Upon prior written notice to Customer Twin Sun shall be entitled to assign its rights, obligations and liabilities under this Agreement to any affiliated company.


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


12.9 This Agreement is for the sole and exclusive benefit of Twin Sun and Customer and shall not be deemed to be for the direct or indirect benefit of the clients or customers of Customer or Twin Sun or any entities associated in any way with Customer or Twin Sun. Any entities associated with Customer in any business relationship shall not be deemed to be third party beneficiaries of this Agreement or have any other contractual relationship with Twin Sun for any reason.

12.10 Twin Sun is an independent contractor to Customer and this Agreement does not create a partnership, joint venture, employment, agency or other similar relationship between the parties.

12.10 The provisions of Articles and/or Sections 7, 9, 10, 11.4 and 12.11 shall survive termination of this Agreement or any portion hereof Furthermore, any provision that is by implication intended to continue in force after termination shall not be affected by termination of this Agreement or any portion hereof.

12.11 Any claim or dispute relating to this Agreement (including without limitation, claims involving allegations in tort) shall be governed by the laws of the State of New York. The parties hereby: (a) waive all right to trial by jury; (b) consent to the jurisdiction of the Supreme Court of the State of New York and of the United States District Court for the Southern District of New York; and (c) consent that any process or notice of motion or other application to the court or judge thereof may be served within or without the State of New York by registered or certified mail, or by personal service, provided a reasonable time for appearance is allowed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

TWIN SUN, INC.                                   INTREX.COM, INC.


BY:__________________________                    BY: ___________________________

NAME:________________________                    NAME:__________________________

TITLE:_______________________                    TITLE: ________________________

DATE: _______________________                    DATE:__________________________

                                 TWIN SUN, INC.
                          CONSULTING SERVICES AGREEMENT

Agreement made as of the 26th day of August, 1999 by and between Twin Sun, Inc., with its principal office at 360 N. Sepulveda Bl. #2055, El Segundo, CA 90245 ("Twin Sun") and Intrex.Com, Inc. ("Customer") with its principal office at 181 Genesee Street, 6th Floor, Utica, NY 13501.

Twin Sun and Customer agree that Twin Sun shall provide consulting and programming services and related software services ("Work") to Customer and that such services shall be provided in accordance with the following terms and conditions:

1.   STATEMENT OF WORK

1.1 Twin Sun shall furnish (i) computer consulting, programming services and related software services as described in Schedule A; and (ii) install the software programs identified in Schedule B. Twin Sun shall use reasonable efforts to perform the Work in accordance with the Project Plan set out in Schedule C (the "Project Plan").

1.2 Additional consulting, programming services and related software services (the "Additional Services") shall be provided pursuant to individual "Work Orders" (an example which is enclosed as Schedule D) executed by both parties and containing such terms and conditions as the parties mutually agree. In the event of conflict between this Agreement and such Work Order, the terrns of the Work Order shall prevail.

1.3 All code or software delivered hereunder shall be subject to the ternis and conditions of the Program Product License Agreement between the parties of even date herewith.

2.   CHARGES

2.1 For the part of the Work described in Schedules A, B and C, as well as for any Additional Services, Customer shall pay Twin Sun Twin Sun's then current time and material charges. Twin Sun's current rate classifications are based on a seven person hour day and are stated in United States dollars as set forth in Schedule E. Twin Sun's rate classifications are subject to change by Twin Sun upon three (3) months' prior written notice to Customer.

2.2 Customer shall pay any reasonable expenses incurred by Twin Sun in performing the Work, including without limitation, transportation, travel, accommodations, meals, telephone and facsimile expenses.

2.3 Invoices shall be submitted monthly and are payable by Customer, in United States dollars, within thirty (30) days from receipt. Without prejudice to any rights and remedies Twin Sun may have under this Agreement or otherwise, Twin Sun reserves the right to charge Customer and Customer agrees to pay a late payment fee at the rate of one and one half percent (1.5%) per month (or part thereof) from the due date for payment until payment in full has been made.

2.4 Except for taxes on Twin Sun's income levied by the United States and New York State government, the charges and fees set forth herein do not include national, federal, state, county or local sales, property, use and/or other applicable taxes, however designated and whether levied or based upon this Agreement, the Work rendered hereunder, its use, or any end product resulting therefrom. If any such taxes are hereafter levied or charged retroactively or otherwise, such taxes together with any interest and/or penalties assessed thereon shall be the responsibility of Customer and shall be paid by Customer.

3.   PENALTIES

     If the Installation is not completed within the time set out in the Project Plan or if the installed software has been rejected on reasonable grounds("Delay"), Twin Sun shall pay Customer a penalty of USS 500 per full day of Delay up to a maximum of twenty (20) days, i.e. a maximum penalty of US$ 10,000. The penalty shall be offset against the License fee due according to the Program Product License Agreement between the parties of even date herewith and shall be the exclusive remedy if Twin Sun does not install the software in accordance with the Project Plan.

4.   TERM

     This Agreement is effective from the date hereof and shall remain in force until either party tenninates the Agreement with three (3) months prior written notice, provided that both parties first complete all obligations under any then executed Work Orders.

5.   CONFIDENTIALITY AND RIGHTS IN DATA

5.1 Twin Sun shall not disclose to any third party or use for any purposes other than in connection with its obligations hereunder Customer's confidential inforination concerning Customer's business, customers, trade secrets, methods or processes, without the prior written consent of Customer. Excluded from the foregoing confidentiality obligation is information which: (a) at the time of disclosure is part of the public domain other than through a breach of this Agreement; (b) at the time of disclosure, is already known to Twin Sun; (c) subsequent to the time of disclosure, becomes part of the public domain through no fault of Twin Sun; or (d) is independently developed by Twin Sun without a breach of this Agreement.

5.2 The Work and all related information received by Customer from Twin Sun, whether written or oral, have been developed by Twin Sun at great expenditures of time, resources and money. Therefore, Customer shall use a high degree of care to preserve and safeguard the confidentiality of the Work and all related information received from Twin Sun. The

     Work shall not be duplicated and/or disclosed to others, in whole or in part, without Twin Sun's prior written consent. The foregoing restriction shall not apply to employees of Customer to the extent that such duplication or disclosure is reasonably necessary to Customer's use of the Work. However, it is agreed that Customer will take precautions to insure that all such employees are under an express obligation in writing to maintain confidentiality with respect thereto. Customer shall enforce any violation of its confidentiality agreement by its employees for the benefit of Twin Sun. A copyright notice on any data does not by itself constitute or evidence a publication or public disclosure.

5.3 Unless agreed otherwise in connection with a specific Work Order, all ideas, concepts, inventions, designs, techniques, software programs, and products conceived, designed or developed by Twin Sun or jointly with Customer under this Agreement shall be the exclusive property of Twin Sun. In furtherance of the foregoing, Customer shall without charge to Twin Sun but at Twin Sun's expense, execute, acknowledge and/or deliver all papers and documents as may be necessary or advisable to vest ownership of such ideas, concepts, inventions, designs, techniques, software programs and products in Twin Sun and to enable Twin Sun to obtain copyright, trademark or patent registrations therefor. For avoidance of doubt, such ideas, concepts, inventions, designs, techniques and products developed by the Customer on its own, are the exclusive property of Customer and shall be covered by Section 5.1 hereof.

6.   NO WARRANTY

     EXCEPT FOR WHEN TWIN SUN HAS PROVIDED AN EXPLICIT WARRANTY IN A WORK ORDER, CUSTOMER AGREES THAT THE WORK (INCLUDING THE RESULTS AND OUTCOMES THEREOF) IS PROVIDED WITHOUT ANY WARRANTY OF ANY KIND. TWIN SUN MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE WORK.

7.   LIMITED LIABILITY

7.1 CUSTOMER AGREES THAT TWIN SUN'S LIABILITY HEREUNDER FOR ANY DAMAGES INCLUDING LIABILITY FOR BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHERWISE, REGARDLESS OF FORM OF ACTION, SHALL BE LIMITED TO THE TOTAL AMOUNT ACTUALLY PAID BY CUSTOMER TO TWIN SUN FOR WORK DURING THE SIX
     (6) MONTH PERIOD IMMEDIATELY PRECEDING THE TIME THAT THE CAUSE OF ACTION AROSE OR ONE HUNDRED THOUSAND DOLLARS ($100,000) WHICHEVER IS LESS. CUSTOMER AGREES THAT THE FOREGOING SHALL BE ITS SOLE REMEDY AND EXPRESSLY WAIVES ALL OTHERS.

7.2 NO ACTION, REGARDLESS OF FORIN1, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY CUSTOMER MORE THAN TWELVE (12) MONTHS FROM THE CLAIMED ACT OR OMISSION GIVING RISE TO THE ACTION BY CUSTOMER AGAINST TWIN SUN, UNLESS THE APPLICABLE STATUTE OF LIMITATIONS PROVIDES A SHORTER PERIOD, IN WHICH CASE SUCH SHORTER PERIOD SHALL APPLY.

7.3 IN NO EVENT SHALL TWIN SUN OR CUSTOMER BE LIABLE FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.   RESPONSIBILITIES OF CUSTOMER

8.1 Customer will designate prior to the commencement of Work under this Agreement a project manager or administrator to whom all communications may be addressed, and who shall have complete responsibility for Customer in all aspects of this Agreement. (S)He shall be responsible for providing Twin Sun's personnel with required inforination, data, and decisions relative to technical requirements within three (3) working days from receipt of Twin Sun's request, unless a mutually agreed upon extended response date is established.

8.2  Customer will provide, at no charge to Twin Sun, the following:

     (a) satisfactory office space and facilities for Twin Sun personnel when assigned to Customer's premises for the perforinance of tasks under this Agreement;

     (b) telephone service, typing and data reproduction services necessary to supportTwin Sun personnel while working on Customer premises; and

     (c) necessary computer time, communication networks, computer operators and tapes, terminal operators, disks and related supplies at Customer's premises.

9.   TERMINATION

     In addition to what is set forth in Article 2, this Agreement shall terminate immediately if Customer: (a) shall fail to comply with any term or condition of this Agreement and such failure shall continue for a period in excess of thirty (30) days after receipt of Twin Sun's notice advising Customer of such failure; or (b) shall become insolvent or a party to any bankruptcy or receivership proceeding or any similar action affecting the affairs or the property of Customer. Customer shall upon such termination return to Twin Sun the result of any Work for which Twin Sun has not been paid together with all copies and modifications thereof in any form.

10.  GENERAL

10.1 No modifications of this Agreement shall be valid or binding on either party unless acknowledged in writing and signed by the duly authorized officer of each party. All notices or other communications given under this Agreement shall be in writing, sent to the address hereinbefore set forth as principal place of business or such other addresses as Twin Sun or Customer may designate in writing.

10.2 Both parties understand and agree that violation of any provision of this Agreement may cause damage to the other party in an amount which is impossible or extremely difficult to ascertain. Accordingly, without limitation to any other remedy available at law, the injured party shall be entitled to seek injunctive relief restraining the other party from continuing to violate the terms and provisions of this Agreement.

10.3 Neither party shall be liable to the other for any delay or failure to perform its obligations under this Agreement (other than Customer's obligation to remit Payment hereunder) if such delay or failure arises from any cause beyond the reasonable control of such party, including but not limited to labor disputes, strikes, other labor or industrial disturbances, acts of God, floods, lightning, shortages of materials, utility or communication failures, earthquakes, casualty, war, riots, actions, restrictions, regulations or orders of any government, agency or subdivision thereof

10.4 The parties acknowledge that each has read all the terms of this Agreement, is authorized to enter into it, agrees to be bound by its terms and conditions and that it is the complete and exclusive statement of the agreement between the parties which supersedes all prior communications and agreements relating to the subject matter of this Agreement.

10.5 If any provision of this Agreement shall be deemed invalid and/or inoperative, under any applicable statute or rule of law, it is to that extent to be deemed modified so as to provide the most similar enforceable economic effect and shall have no effect as to any other provision contained in this Agreement.

10.6 Any forbearance or delay on the part of either party in enforcing any provision of this Agreement or any of its rights hereunder shall not be construed as a waiver of such provision or of a right to enforce same.

10.7 This Agreement is for the sole and exclusive benefit of Twin Sun and Customer and shall not be deemed to be for the direct or indirect benefit of the clients or customers of Customer or Twin Sun or any entities associated in any way with Customer or Twin Sun. Any entities associated with Customer in any business relationship shall not be deemed to be third party beneficiaries of this Agreement or have any other contractual relationship with Twin Sun for any reason.

10.8 The provisions of Articles and/or Sections 1.3, 5, 6, 7, and 10.8 shall survive termination of this Agreement or any portion thereof Furthermore, any provision that is by implication intended to continue in force after termination shall not be affected by termination of this Agreement or any portion hereof.

10.9 Any claim or dispute relating to this Agreement (including without limitation, claims involving allegations in tort) shall be governed by the laws of the State of New York. The parties hereby: (a) waive all right to trial by jury; (b) consent to the jurisdiction of the Supreme Court of the State of New York and of the United States District Court for the Southern District of New York; and (c) consent that any process or notice of motion or other application to the court or judge thereof may be served within or without the State of New York by registered or certified mail, or by personal service, provided a reasonable time for appearance is allowed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                      * * *

TWIN SUN, INC.                                   INTREX.COM, INC.


BY:__________________________                    BY: ___________________________

NAME:________________________                    NAME:__________________________

TITLE:_______________________                    TITLE: ________________________

DATE: _______________________                    DATE:__________________________

                          CONSULTING SERVICES AGREEMENT

                                   SCHEDULE A

       - CONSULTING, PROGRAMMING SERVICES AND RELATED SOFTWARE SERVICES -



o     HARDWARE AND DATABASE REQUIREMENT REVIEWS

o     PROJECT PLANNING WITH MILESTONE REVIEWS

o     INSTALLATION, ADAPTATION AND TRAINING

o     CUSTOMER SYSTEM AMENDMENT REQUESTS

o     DEVELOPMENT, MODIFICATIONS AND ENHANCEMENT OF SOFTWARE PROGRAMS

o     INSTALLATION OF INTERNAL COMMUNICATION LINES



                                      * * *

                          CONSULTING SERVICES AGREEMENT

                                   SCHEDULE B

                      - SOFTWARE PROGRAMS TO BE INSTALLED -

1.   TWIN SUN'S WEBTRADE SYSTEM CONSISTING OF:

         o        Dynamic Perl-based HTML pages
         o        The Apache web server including mod-Perl
         o        Perl libraries for accessing TCAM's MA-Pl servers
         o Custom graphics provided by the Customer for inclusion on trading screens

         Above software shall be installed at [ADDRESS]

2.   STATIC HTML CONTENT PROVIDED BY INTREX. COM

     Above software shall be installed at [ADDRESS]


                                      * * *

                          CONSULTING SERVICES AGREEMENT

                                   SCHEDULE C

                                - PROJECT PLAN -



Day:                                  Action:
--------------------------------------------------------------------------------
September 10, 1999                    The Installation shall have been completed
                                      and the Licensed Program Products (as
                                      defined in Schedule A to the Program
                                      Product License Agreement of even date
                                      herewith) shall have been accepted in
                                      Accordance with Section 6.5 of the Program
                                      Product License Agreement of even date
                                      herewith.
--------------------------------------------------------------------------------



                                      * * *

                          CONSULTING SERVICES AGREEMENT

                                    SCHEDULED

                                 - WORK ORDER -

Work Order #:  _________________             Project Code ID #: ________________
Date of Order: _________________
Date Order
Received:      _________________
Requested By:  _________________             User Priority:     ________________


Description of the work to be performed:

Analysis Performed By:   ________________   Work Performed By:  ________________
Date Analysis Performed: ________________   Date Completed:     ________________
Estimated Number of                         Work to be
Days:                    ________________   Acceptance Tested:  |_| Yes  |_| No

CLIENT SIGNATURE:

_____________________________               Date: _____________________________
_____________________________               Date: _____________________________


TWIN SUN APPROVALS:

_____________________________               Date: _____________________________
_____________________________               Date: _____________________________


WORK RECEIVED AND ACCEPTED:

_____________________________               Date: _____________________________




                                      * * *

                          CONSULTING SERVICES AGREEMENT

                                   SCHEDULE E

                      - DAILY CONSULTING SERVICES CHARGES -

          PROJECT MANAGER/TEAM LEADER                 $1,500.00
          CONSULTANT                                  $1,000.00


The charges are based upon a person day comprised of seven (7) hours.


                                      * * *

                                 TWIN SUN, INC.
                        PROGRAM PRODUCT LICENSE AGREEMENT

Agreement made as of the 26th day of August 1999 by and between Twin Sun, Inc. ("Twin Sun"), with its principal office at 360 N. Sepulveda Bl. #2055, El Segundo, CA 90245 and Intrex.Com, Inc. ("Customer"), with its principal office at 181 Genesee Street, 6th Floor, Utica, NY 13501.

1 .      DEFINITIONS

As used in this document the following terms shall have the following meanings:

1.1 "ACCEPTANCE" shall mean that Customer shall have no further claims under this

         Agreement with respect to the function and performance of the Program Products. (except claims under Articles 7 and 8).

1.2 "ACCEPTANCE TEST" shall mean the testing process for the Program Products performed in accordance with the Test Plans.

1.3 "AGREEMENT" shall mean this agreement, any attached exhibits or schedules and any amendments to this Agreement, which are in writing and signed by both parties.

1.4      "CUSTOMER" shall have the meaning stated in the preamble.

1.5 "DOCUMENTATION" shall mean the standard technical and user operations manuals for the Program Products.

1.6 "ERROR" shall mean an error in the code of the Program Products which prevents the Program Products from operating in all material respects in accordance with the Specifications.

1.7 "HARDWARE" shall mean Customer's hardware, identified in Schedule D to this Agreement.

1.8 "LICENSE FEE" shall mean the license fee for each Licensed Program as specified in Schedule B to this Agreement.

1.9 "LICENSED PROGRAMS" shall mean the Program Products and their Documentation.

1.10 "OBJECT CODE FORMAT" shall mean the Program Products in a form which is not convenient to human understanding of the respective program's logic but which is appropriate for execution or interpretation by a computer.

1.11     "PROGRAM PRODUCTS" shall mean such software as identified in Schedule A

1.12 "SOURCE CODE" shall mean a set of instructions expressed in a non-machine language and from which the logic of a computer program can be derived.

1.13 "SPECIFICATIONS" shall mean the functional description of the Program Products identified in Schedule C to this Agreement.

1.14 "TEST PLANS" shall mean the objectives and procedures required to demonstrate that the Program Products operate in all material respects in accordance with the Specifications.

1.15     "TEST PERIOD" shall have the meaning stated in Section 6.2.

1.16 "TWIN SUN" shall mean Twin Sun, Inc., 360 N. Sepulveda Bl. #2055, El Segundo, CA 90245.

1.17 "USE" shall mean to load, execute and display the Licensed Programs. Additionally, Use shall include Customer's right to make one (1) copy of the Licensed Programs for back-up or archival purposes.

2.       LICENSE

2.1 Twin Sun hereby grants Customer a personal, nontransferable, non-exclusive, and irrevocable license to Use one (1) copy of the Program Products in its present normal business operation on the Hardware. One copy of the Program Products may also be used on a back-up computer during a reasonable, temporary period of inoperability of the Hardware.

2.2 Customer shall not use the Licensed Programs in the operation of a service bureau or any other manner which would result in the Use of the Licensed Programs for processing transaction(s) to which Customer is not a party. Notwithstanding the foregoing, Customer may let its wholly-owned subsidiaries that are listed in Schedule E use the Licensed Programs for processing their respective transactions. Customer may upon written notice to Twin Sun add such new wholly-owned subsidiary to the list that is incorporated or acquired in the future.

2.3 All Licensed Programs and modifications made to the Licensed Programs shall remain the property of Twin Sun.

2.4 Customer shall not reverse engineer, decompile or disassemble the Licensed Programs, which initially will be provided in Object Code Format only.

2.5 The day.Twin Sun and all its affiliates stop offering maintenance of the Licensed Programs, Customer shall be entitled to receive the Source Code to the Licensed Programs, provided that Customer pays an additional license fee corresponding to 50% of the License Fee paid by Customer at such day. The Source Code may be used only in accordance with the terrns and conditions of this Agreement.

3.       DISCLOSURE

3.1 Twin Sun shall not disclose to any third party or use for Twin Sun's own purposes Customer's confidential information concerning Customer's business, trade secrets, methods or processes without the prior written consent of Customer. Excluded from the foregoing confidentiality and limitation obligation is information which: (a) is coded into the Program Products; (b) at the time of disclosure is part of the public domain other than through a breach of this Agreement; (c) at the time of disclosure, is already known to Twin Sun; (d) subsequent to the time of disclosure, becomes part of the public domain through no fault of Twin Sun; or (e) is independently developed by Twin Sun without a breach of this Agreement.

3.2 The Licensed Programs and all related information received by Customer from Twin Sun, whether written or oral, have been developed by Twin Sun at great expenditures of time, resources and money. Therefore, Customer shall use a high degree of care to preserve and safeguard the confidentiality of the Licensed Programs and all related information received from Twin Sun. The Licensed Programs shall not be duplicated and/or disclosed to others, in whole or in part, without Twin Sun's prior written consent. The foregoing restriction shall not apply to employees of Customer to the extent that such duplication or disclosure is reasonably necessary to Customer's Use of the Licensed Programs. However, it is agreed that Customer will take precautions to insure that all such employees are under an express obligation in writing to maintain confidentiality with respect thereto. Customer shall enforce any violation of its confidentiality agreement by its employees for the benefit of Twin Sun.

3.3 The Licensed Programs, its logos, product names and other support materials, if any, are either patented, copyrighted, trademarked, or otherwise proprietary to Twin Sun. Customer agrees never to remove any such notices and product identification. A copyright notice on the Licensed Programs shall not be deemed in and of itself to constitute or evidence a publication or public disclosure.

4.       MODIFICATION

4.1 In the event that the Program Products later are provided to Customer as Source Code, Customer, upon prior notice to Twin Sun, shall have the night to modify and create derivative works of the Licensed Programs through the services of its employees or independent contractors, who shall prior to any such modification have entered into a written confidentiality agreement with Customer reasonably satisfactory to Twin Sun.

4.2 Customer's right to modify the Licensed Programs shall be subject to the following conditions:

         (a) prior to making any modifications or derivative works, Customer shall first make an archive tape of the Program Products which shall be maintained by Customer and at Twin Sun's request, made available to Twin Sun at no charge;

         (b) all modifications or derivative works shall be included in the definition of Licensed Programs. Customer shall ensure that it has executed agreements with its employees or independent contractors to cause ownership of modifications to vest with Twin Sun and shall perform any acts to cause ownership thereof to vest in Twin Sun;

         (c) no modification or derivative works shall allow Customer to Use the Licensed Programs (or any portion thereof) to perform functions other than those specified in the Specifications without Twin Sun's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned; and

         (d) Customer shall defend, at its expense, any action brought against Twin Sun which is based on any modification made by or at the request of Customer to the Licensed Programs by an entity other than Twin Sun which allegedly infringes a copyright, patent or other proprietary right of a third party. Customer shall pay all costs and damages awarded against Twin Sun in such action which are attributable to such claim.

4.3 Any modification solely made by Customer in accordance with Section 4.1, may not be licensed to other parties by Twin Sun without prior written approval by Customer, such approval not to be unreasonably withheld, delayed or conditioned.

5.       LICENSE FEES AND OTHER REQUIRED PAYMENTS

5.1 The License Fee shall be paid in United States dollars by wire transfer to the account designated by Twin Sun from time to time or as otherwise agreed.

5.2 Without duplication of any amount payable to Customer under the Consulting Services Agreement between the parties of even date herewith, Customer shall pay any expenses incurred by Twin Sun in performing its obligations hereunder, including without limitation, transportation, travel, accommodations, meals, telephone and facsimile expenses, provided such expenses have been approved by Customer in advance.

5.3 Customer shall in addition to the License Fees pay for any work performed by Twin Sun to: (a) install the Program Products; (b) modify the Program Products; or (c) maintain the Program Products (except under the Warranty Section of this Agreement). Twin Sun shall perform such work in accordance with Twin Sun's Consulting Services or Maintenance Agreement, as applicable.

5.4 Invoices shall be issued as set out in Schedule B and shall be payable within thirty (30) days of the date of invoice. In addition to any other rights Twin Sun may have, Customer agrees to pay, a late payment fee on any amount overdue for payment by Customer at the rate of one and one-half percent (1.5%) per month (or part thereof calculated on the basis of the actual number of days during such month) from the due date until payment has been made in full.

5.5 Except for taxes on Twin Sun's income levied by the United States and New York State Government, the charges and fees set forth herein do not include national federal, state, county or local sales, property, investment use and/or other applicable taxes however designated and whether levied or based upon charges or fees arising under this Agreement. If any such taxes are hereafter levied or charged retroactively or otherwise, such taxes shall be the responsibility of Customer and shall be paid by Customer.

6.       TESTING AND CORRECTIONS

6.1 Customer shall within ten (10) days from signing or this Agreement prepare Test Plans reasonably acceptable to Twin Sun and such data necessary for performing the Acceptance Test. If requested by Customer, TCAM will assist Customer in preparing the Test Plans. Such assistance will be provided in accordance with the Consulting Services Agreement of even date herewith.

6.2 Customer shall test the Program Products before it is put into a production environment. Customer shall accept or reject the Program Products following its tests in writing within five (5) days after delivery of the Program Products to Customer or in the event installation of the Program Products is performed by Twin Sun on Customer's request, after notice from Twin Sun that the Program Products or any portion thereof (if the Acceptance Test is performed in stages) are ready to undergo the Acceptance Test ("Test Period").

6.3 Within two (2) days after perforinance of the Acceptance Test or portion thereof (if the Acceptance Test is performed in stages), Customer agrees either to give its Acceptance of each portion of the Program Products on completion of the applicable Acceptance Test or to disapprove such results and provide detailed written reasons for such disapproval. If Customer does not accept the Program Products or the respective portion thereof, it shall provide Twin Sun with sufficient documentation supporting the Error giving rise to the non-acceptance and shall duplicate the condition of the Program Products or portion thereof which resulted in such non acceptance. Customer shall not withhold its Acceptance for causes not attributable to Twin Sun.

6.4 If the Program Products or any portion thereof fails to pass the Acceptance Test, Twin Sun will correct all documented and duplicated Errors. Within three (3) business days after such corrections have been made, Customer will retest the Program Products or portion thereof affected by the Errors. Such retest shall be completed within a time period corresponding to the Test Period ("Retest Period"). Should a new Error be detected the foregoing procedure will be repeated as necessary until the Acceptance Test has been completed successfully. If, prior to Acceptance by Customer, and after reasonable efforts by Twin Sun (which shall not exceed one hundred twenty (120) days from Twin Sun's receipt of sufficient documentation and duplication as specified in Section 6.3 relating to the respective Error), Twin Sun shall be unable to remedy the respective Error in the Program Products, Customer, at its option, shall be entitled to return the Licensed Programs to Twin Sun and Twin Sun shall refund to Customer the License Fees actually paid to Twin Sun by Customer. Upon such payment, this Agreement shall terminate with no further obligation or liability on the part of either party.

6.5 Acceptance of the Program Products or any portion thereof shall be deemed to have occurred upon the earlier to occur of the following: (a) Customer's written acceptance of the applicable Acceptance Test results; (b) at the end of the Test Period or Retest Period, as applicable, if Customer has not given its written disapproval of the test results, stating therein its reason for such disapproval in which case Customer must duplicate the Errors within five (5) business days of the date of its written disapproval; or (c) upon Customer's first use of any portion of the Program Products in other than a test environment.

6.6 Twin Sun shall be entitled to perforin all system diagnostics and error corrections from Twin Sun's offices. Upon Acceptance Twin Sun shall have the right to remove any by Twin Sun provided diagnostic software.

7.       LIMITED WARRANTY

7.1 TWIN SUN WARRANTS THAT THE LICENSED PROGRAMS, UPON ACCEPTANCE AND FOR A PERIOD OF THREE (3) MONTHS THEREAFTER, WILL OPERATE WITHOUT AN ERROR. IN ORDER TO PROVIDE THE WARRANTY CONTEMPLATED BY THIS SECTION, CUSTOMER SHALL DOCUMENT AND DUPLICATE ANY ERROR. CUSTOMER'S EXCLUSIVE REMEDY FOR THE BREACH OF WARRANTY SHALL BE LIMITED TO THE CORRECTION OF THE ERROR BY TWIN SUN AS PROMPTLY AS REASONABLY POSSIBLE AND IN A MANNER DETERMINED BY TWIN SUN OR, AT THE OPTION OF TWIN SUN, TO REFUND PAYMENT OF THE APPLICABLE LICENSED PROGRAM LICENSE FEE TO CUSTOMER UPON RETURN OF THE LICENSED PROGRAM AND RELATED DOCUMENTATION BY CUSTOMER TO TWIN SUN. EXCEPT FOR THE FOREGOING WARRANTY, TWIN SUN MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE

         IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.2 THE WARRANTY PROVIDED HEREIN SHALL IMMEDIATELY TERMINATE UPON ANY MODIFICATION MADE TO THE LICENSED PROGRAMS BY AN ENTITY OTHER THAN TWIN SUN.

8.       PATENT AND COPYRIGHT INDEMNIFICATION

         Twin Sun will defend, at its expense, any lawsuit against Customer to the extent that it is based on the claim that Customer's Use of the Licensed Programs in the United States infringe a third party's copyright, registered patent or other intellectual property right. Twin Sun will pay any costs and damages finally awarded against Customer in such action which directly result from such claim, provided that: (a) Customer notifies Twin Sun immediately upon receiving notice that such a claim has been threatened or instituted (whichever is first to occur) in writing; (b) such claim is not based upon designs, information or materials supplied to Twin Sun by Customer-, and (c) that such claim is not based upon or attributable to any modifications made to the Licensed Programs by or at the request of Customer. Twin Sun shall be entitled to control the defense of any such claim, including without limitation (a) the selection of counsel, (b) defense strategy, and (c) settlement. Customer shall cooperate and assist Twin Sun (at Twin Sun's expense) in the defense of such claim. If, as a result of any such claim, litigation or threat thereof, Customer is permanently enjoined from Using the Licensed Programs by a final, non-appealable decree, Twin Sun at its option and expense may: (a) obtain for Customer the right to continue to Use the Licensed Programs; or (b) may replace or modify the Licensed Programs so as to settle such claim, litigation or the threat thereof provided that such replacement contains substantially the same functions. If such settlement, replacement or modification of the Licensed Programs is not reasonably practical in the opinion of Twin Sun, after giving due consideration to all factors including financial expense, Twin Sun may discontinue and terminate this Agreement upon written notice to Customer and shall refund to Customer the unamortized portion of the License Fee actually paid hereunder based upon a four (4) year straight-line depreciation. The foregoing states the entire liability of Twin Sun with respect to any infringement by the Licensed Programs or any parts thereof, and Customer hereby expressly waives any other such liabilities.

9.       LIMITED LIABILITY

9.1 TWIN SUN'S LIABILITY TO CUSTOMER INCLUDING LIABILITY FOR ANY BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHERWISE, REGARDLESS OF FORM OF ACTION, SHALL BE LIMITED AS DESCRIBED IN ARTICLES 7 AND 8. TWIN SUN'S TOTAL LIABILITY (INCLUDING LIABILITY AS AFORESAID) TO CUSTOMER OTHER THAN

         PURSUANT TO ITS OBLIGATIONS UNDER ARTICLE 8 SHALL NOT EXCEED HALF OF THE LICENSE FEE ACTUALLY PAID BY CUSTOMER TO TWIN SUN FOR THE LICENSED PROGRAM GIVING RISE TO SUCH LIABILITY.

9.2 NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY CUSTOMER MORE THAN TWELVE (12) MONTHS AFTER ACCEPTANCE OF THE LICENSED PROGRAMS EXCEPT TO THE EXTENT ALLOWED UNDER ARTICLE 8 HEREOF FOR LIABILITY BASED ON PATENT OR COPYRIGHT INFRINGEMENT.

9.3 IN NO EVENT SHALL TWIN SUN BE LIABLE FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS) EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10.      NO SUBLICENSE

         Customer shall not sublicense, assign or transfer the Licensed Programs. Notwithstanding the prohibitions regarding sublicensing, assignment or transfer of the Licensed Programs and/or to the extent an entity other than Customer (including Customer's affiliates, subsidiaries or corporate partners) is granted the right to Use or access the Licensed Programs by Twin Sun (as done in Section 2.2), Customer shall: (a) obtain an agreement in writing (for the benefit of Twin Sun) wherein such entity agrees to be bound by the provisions of this Agreement, to look solely to Customer for all warranty, training and maintenance support and relief for any injury or damage resulting from the use or inability to use the Licensed Programs; (b) defend at its expense any action brought against Twin Sun by such entity based upon any claim relating to the Licensed Programs; (c) pay any costs and damages awarded against Twin Sun in any action brought by such entity;
         (d) be fully responsible for any additional License Fee due because of such Use; and (e) be fully responsible for any breach by such entity of any obligations set out in this Agreement and indemnify Twin Sun for such breach as if committed by Customer on its own account.

11.      TERMINATION

         In addition to what is set forth in Sections 6.4 and 8.1, this Agreement shall terminate immediately if Customer: (a) shall fall to comply with any term or condition of this Agreement and such failure shall continue for a period in excess of thirty (30) days after receipt of Twin Sun's notice advising Customer of such failure; or (b) shall become insolvent or a party to any bankruptcy or receivership proceeding or any similar action affecting the affairs or the property of Customer. Customer shall upon such termination return to Twin Sun the Licensed Programs together with all copies and modifications in any form. Customer shall not be entitled to any refund of the paid License Fee in the event that this Agreement is tenninated in accordance with this Article. Without limitation to the foregoing, Twin Sun upon default by Customer as provided herein, shall have the right to take immediate possession of the Licensed Programs wherever located without notice or demand.

12.      COOPERATION & SUPPORT

         Customer agrees to cooperate with Twin Sun with respect to this Agreement including without limitation, providing Twin Sun at no charge and as requested reasonable: computer hardware, communication networks, computer operators, terminal operators, test data and facilities, and in general, Customer agrees to provide all information and access to key personnel needed to develop and/or implement the Licensed Programs.

13.      TRAINING

         Twin Sun shall provide scheduled training to Customer in the use and operation of the Licensed Programs. The training will be conducted in not less than three (3) hour sessions. Such hours will be charged in accordance with the Consulting Services Agreement but the materials provided will be free of charge. If the training is held at Twin Sun's offices in New York, Customer shall assume and be responsible for the payment of all transportation, room and board expenses of its employees attending such training

14.      SITE PREPARATION

         Except for what is agreed in the Consulting Services Agreement between the parties of even date herewith, Customer shall ensure that it has all the hardware, software, communications and other required elements in order to install, test and place the Program Products into live production use (including without limitation the items described in Schedule D). Further, except for what is agreed in the Consulting Services Agreement of even date herewith, Customer shall be responsible for the design and management of its computer and communications network.

15.      GENERAL

15.1 No modifications of this Agreement shall be valid or binding on either party unless acknowledged in writing and signed by the duly authorized officer of each party. All notices or other communications given under this Agreement shall be in writing, sent to the address herein before set forth as principal place of business or such other addresses as Twin Sun or Customer may designate in writing.

15.2 Both parties understand and agree that violation of any provision of this Agreement may cause damage to the other party in an amount which is impossible or extremely difficult to ascertain. Accordingly, without limitation to any other remedy available at law, the injured party shall be entitled to seek injunctive relief restraining the other party from continuing to violate the tenris and provisions of this Agreement.

15.3 Neither party shall be liable to the other for any delay or failure to perforrn its obligations under this Agreement (other than Customer's obligation to remit payment hereunder) if such delay or failure arises from any cause beyond the reasonable control of such party, including but not limited to labor disputes, strikes, other labor or industrial disturbances, acts of God, floods, lightning, shortages of materials, utility or communication failures, earthquakes, casualty, war, riots, actions, restrictions, regulations or orders of any government, agency or subdivision thereof

15.4 The parties acknowledge that each has read all the terms of this Agreement, is authorized to enter into it, agrees to be bound by its terms and conditions and that it is the complete and exclusive statement of the agreement between the parties which supersedes all prior communications and agreements between the parties relating to the subject matter of this Agreement.

         If any provision of this Agreement shall be deemed invalid and/or inoperative, under any applicable statute or rule of law, it is to that extent to be deemed modified so as to provide the most similar enforceable economic effect and shall have no effect as to any other provision contained in this Agreement.

15.6 Customer shall not depict, refer to or in any other manner use the Licensed Programs or any portion thereof in any advertisements, without the prior written consent of Twin Sun. Any such advertisement must state that Twin Sun is the owner of the copyright for the Licensed Programs.

15.7 Twin Sun and Customer agree not to hire, attempt to hire, or retain as consultants or otherwise, employees of the other party directly or through any third party or entity, for a period of one (1) year subsequent to employee's last day of work for employee's respective employer regardless of the circumstances surrounding employee's cause of tennination of employment.

15.8 Each of Customer and Twin Sun shall designate one responsible individual with authority as Project Coordinator to serve as leaders of the project. Customer's Project Coordinator shall provide or coordinate the provision of information about Customer, its practice, external and internal procedures and such other information as Twin Sun may reasonably require in order to fulfill its obligations under this Agreement.

15.9 Any forbearance or delay on the part of either party in enforcing any provision of this Agreement or any of its rights hereunder shall not be construed as a waiver of such provision or of a right to enforce same.

15.10 This Agreement is for the sole and exclusive benefit of Twin Sun and Customer and shall not be deemed to be for the direct or indirect benefit of the clients or customers of Customer or Twin Sun or any entities associated in any way with Customer or Twin Sun. Any entities associated with Customer in any business relationship shall not be deemed to be third party beneficiaries of this Agreement or have any other contractual relationship with Twin Sun for any reason.

15.11 Twin Sun is an independent contractor to Customer and this Agreement does not create a partnership, joint venture, employment, agency or other similar relationship between the parties.

15.12 Twin Sun shall be entitled to perform all system diagnostics and error corrections from Twin Sun's offices.

15.13    The provisions of Articles and/or Sections 3, 4, 5, 7, 8, 9, 15.13 and
         15.14 shall survive termination of this Agreement or any portion thereof. Furthermore, any provision that is by implication intended to continue in force after tennination shall not be affected by termination of this Agreement or any portion hereof.

15.13 Any claim or dispute relating to this Agreement (including without limitation, claims involving allegations in tort) shall be governed by the laws of the State of New York. The parties hereby: (a) waive all right to trial by jury; (b) consent to the jurisdiction of the Supreme Court of the State of New York and of the United States District Court for the Southern District of New York; and (c) consent that any process or notice of motion or other application to the court or judge thereof may be served within or without the State of New York by registered or certified mail, or by personal service, provided a reasonable time for appearance is allowed.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

                                      * * *

TWIN SUN, INC.                                                INTREX.COM, INC.

BY:     ____________________________        BY:     ____________________________

NAME:   ____________________________        NAME:   ____________________________

TITLE:  ____________________________        TITLE:  ____________________________

DATE:   ____________________________        DATE:   ____________________________

                 SCHEDULE A TO PROGRAM PRODUCT LICENSE AGREEMENT
                     BETWEEN TWIN SUN, INC. ("TWIN SUN") AND
               INTREX.COM, INC. ("CUSTOMER") DATED AUGUST 26,1999

                              - PROGRAM PRODUCTS -

Twin Sun's WebTrade product consisting of:

         o         Dynamic Perl-based HTML pages
         o         The Apache web server including mod-Perl
         o         Perl libraries for accessing TCAM's MAPI servers

                 SCHEDULE B TO PROGRAM PRODUCT LICENSE AGREEMENT
                     BETWEEN TWIN SUN, INC. ("TWIN SUN") AND
               INTREX.COM, INC. ("CUSTOMER") DATED AUGUST 26,1999

                                 - LICENSE FEE -

1.       FEE

Customer shall pay Twin Sun a license fee of $150,000.

2.       DUE DATE

The License Fee is due with

a)       $ 50,000 upon signing of this Agreement
b)       $ 50,000 upon delivery
c)       $ 50,000 upon Acceptance

                                      * * *

                 SCHEDULE C TO PROGRAM PRODUCT LICENSE AGREEMENT
                     BETWEEN TWIN SUN, INC. ("TWIN SUN") AND
               INTREX.COM, INC. ("CUSTOMER") DATED AUGUST 26,1999

                               - SPECIFICATIONS -

WebTrade servers will allow Intrex.com's customers to perform the following operations using a standard web browser:

         o         View their current positions
         o         Trade in equities
         o         View status of and cancel orders
         o         View their trading history

The above information will be retrieved from the AOM servers residing at TCAM.

                 SCHEDULE D TO PROGRAM PRODUCT LICENSE AGREEMENT
                 BETWEEN TWIN SUN SYSTEMS, INC. ("TWIN SUN") AND
               INTREX.COM, INC. ("CUSTOMER") DATED AUGUST 26,1999

                                   -HARDWARE-

o        3 servers - Sun Enterprise 5, 360MHz, 256MB, 8AG13, A21UGEIZ9S-C256CR
o        3 ethernet cards - Fast Ethernet, 100 BaseT, X1033A
o        3 power cords for North America, X31 I L
o        2 Linksys Etherfast 8-port hubs - 100 BaseT
o        3 serial cables, NULL modems, female DB-9 to male D13-15, max 3 feet
o        2 Cisco 2500 series routers, which talk both TI and ethernet
o        1 Rack, sufficient to mount all the equipment
o 12 ethernet cables (100 BaseT) to connect equipment, this count includes cables supplied by Sun with the machines

                 SCHEDULE E TO PROGRAM PRODUCT LICENSE AGREEMENT
                 BETWEEN TWIN SUN SYSTEMS, INC. ("TWIN SUN") AND
               INTREX.COM, INC. ("CUSTOMER") DATED AUGUST 26,1999

                                - SUBSIDIARIES -

1 .      Alexander Wescott & Co, Inc.